Destiny Media Technologies Inc.

Announces Third Quarter Fiscal Year 2020 Results

Vancouver, BC - July 15, 2020 - Destiny Media Technologies (TSXV: DSY) (OTCQB: DSNY), the makers of Play MPE®, a cloud-based music distribution, collaboration and content discovery platform, today announced financial results for its fiscal 2020 third quarter ended May 31, 2020.

Highlights

Highlights for the quarter:

  Glenn Mattern joins Play MPE® as Director of Business Development

  Canadian Play MPE® trials expand to include Sony Music Canada and several Canadian major independent record labels

  Play MPE® launches Mexican distribution lists

  USA Latin Music and Mexican seeding distribution commences

  Launch of the Play MPE® thought leadership panel series

  Play MPE® product management launches its beta testing program

Fiscal 2020 Third Quarter Financial Results

In the quarter ending May 31, 2020, Play MPE® revenue declined by approximately 2.4%. Adjustments in pricing to a long-standing customer agreement and negative impacts of foreign exchange resulted in a small decline to revenue.  This was offset by continued growth in usage by independent music labels.  Adjustments to pricing in this agreement is designed to facilitate longer term growing usage of the Play MPE® platform in under used market segments.

"We saw very encouraging results from our Canadian and Latin Music initiatives in our third quarter as usage expanded to include Sony Music Canada and several major independent record labels.  We also launched our Latin lists in the United States and Mexico and commenced seeding those networks with popular content,"  said Fred Vandenberg, Chief Executive Officer for Destiny Media Technologies.  "Play MPE® continues to raise its profile as a thought leader with the launch of our new panel and webinar series."

The Company commenced a stock repurchase program in September 2019, resulting in market purchases of 550,140 shares (representing 5% of shares outstanding as of August 31, 2019) for a total cost of $533,223 USD.

Fiscal 2020 Third Quarter Earnings Conference Call

Destiny Media Technologies will host a conference call at 5:00 p.m. ET (2:00pm PT) on July 15, 2020, to further discuss its fiscal 2020 third quarter results. Investors and interested parties may participate in the call by dialing 1-416-764-8688 or 1-888-390-0546 and referring to conference ID # 44093102. A written transcript and archived stream will subsequently be made available on Destiny's corporate site at https://investors.dsny.com.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	May 31,	May 31,	May 31,	May 31,
	2020	2019	2020	2019
	$	$	$	$

Service revenue	939,873	970,435	2,792,458	2,833,818

Cost of revenue
Hosting costs	30,905	24,348	73,361	83,556
Internal engineering support	5,915	7,010	19,278	21,297
Customer support	33,523	30,179	109,245	86,456
Third Party and transactions costs	16,641	11,009	39,502	31,019
	86,984	72,546	241,386	222,328
Gross Margin	852,889	897,889	2,551,072	2,611,490

Operating expenses
General and administrative	273,070	178,392	708,667	556,270
Sales and marketing	140,690	273,574	786,846	707,473
Product development	355,625	233,225	963,351	806,761
Depreciation and amortization	33,194	26,764	100,744	67,099
	802,579	711,955	2,559,608	2,137,603

Income (loss) from operations	50,310	185,934	(8,536)	473,887

Other income
Interest income	5,266	8,233	19,743	21,154
Other income	(677)	1,545	19	1,580
Net income (loss)	54,899	195,712	11,226	496,621

Other comprehensive income (loss)
Foreign currency translation adjustments	(66,657)	(80,709)	(80,213)	(100,562)

Total comprehensive income (loss)	(11,758)	115,003	(68,987)	396,059

Net income (loss) per common share,
basic and diluted	0.01	0.02	0.00	0.05

Weighted average common shares outstanding:

Basic and diluted	10,450,646	11,002,775	10,623,432	11,002,775

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(Expressed in United States Dollars)

Unaudited

As at,
	May 31,	August 31,
	2020	2019
	$	$

ASSETS
Current
Cash and cash equivalents	913,349	2,512,138
Short-term investments	1,097,806	380,056
Accounts receivable, net of allowance for doubtful accounts of $23,111, [August 31, 2019 – $10,106]	748,440	332,271
Other receivables	19,135	14,240
Prepaid expenses	93,331	77,067
Total current assets	2,872,061	3,315,772
Deposits	32,536	33,716
Property and equipment, net	211,529	260,907
Intangible assets, net	19,032	24,695
Right of use asset	435,234	—
Total assets	3,570,392	3,635,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable	165,819	132,451
Accrued liabilities	353,235	303,470
Deferred leasehold inducement	—	46,774
Deferred revenue	1,999	23,388
Current portion of operating lease liability	219,864	—
Total current liabilities	740,917	506,083
Operating lease liability, net of current portion	266,769	—
Total liabilities	1,007,686	506,083

Commitments and contingencies

Stockholders’ equity
Common stock, par value $0.001
Authorized: 20,000,000 shares Issued and outstanding: 10,450,656 shares [August 31, 2019 – issued and outstanding 11,000,796 shares]	10,451	11,001
Additional paid-in capital	9,353,584	9,850,348
Accumulated deficit	(6,329,257)	(6,340,483)
Accumulated other comprehensive loss	(472,072)	(391,859)
Total stockholders’ equity	2,562,706	3,129,007
Total liabilities and stockholders’ equity	3,570,392	3,635,090

About Destiny Media Technologies Inc.

Destiny Media Technologies ("Destiny") provides software as service (SaaS) solutions to businesses in the music industry solving critical problems in distribution and promotion. The core service, Play MPE® (www.plaympe.com), provides promotional music marketing to engaged networks of decision makers in radio, film, TV, and beyond. More information can be found at www.dsny.com.

Forward-Looking Statements

This release contains forward-looking statements that reflect current views with respect to future events and operating performance. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Destiny Media Technologies is not obligated to update these statements in the future. For more information on the Company's risks and uncertainties relating to those forward-looking statements, please refer to the Risk Factors section in our Annual Form 10-K for the fiscal year ended August 31, 2019, which is available on www.sedar.com or www.sec.gov.

Contact:

Fred Vandenberg
CEO, Destiny Media Technologies, Inc.
604 609 7736 x236